                                                                       EXHIBIT 3

                                METATOOLS, INC.

                                VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of February 11, 1997, between Fractal Design Corporation, a California corporation (the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of MetaTools, Inc., a Delaware corporation ("PARENT").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, the Company, Parent and Rook Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), of such number of shares of the outstanding Common Stock of Parent as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, the Company desires the Stockholder to agree, and the Stockholder is willing to agree to vote the Shares and any other such shares of capital stock of Parent so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Vote Shares: Additional Purchases.
          ----------------------------------------------

          1.1  Agreement to Vote Shares.  At every meeting of the stockholders
               ------------------------
of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following Stockholder shall vote the Shares and any New Shares in favor of approval of (x) the amendment of Parent's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of its Common Stock by virtue of the Merger, (y) the issuance of shares of such Common Stock by virtue of the Merger and (z) any matter that could reasonably be expected to facilitate the Merger.

          1.2  Additional Purchases.  Stockholder agrees that any shares of
               --------------------
capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with the total number of shares of capital stock of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

     3.   Representations and Warranties of the Stockholder.  Stockholder  (i)
          -------------------------------------------------
is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Parent other than the Shares (excluding shares as to which
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Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4.   Additional Documents.  Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company or Stockholder, as the case may be, to carry out the intent of this Agreement.

     5.   Consent and Waiver.  Stockholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     6.   Termination.  This Agreement shall terminate and shall have no further
          -----------
force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

     7.   Miscellaneous.
          -------------

          7.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

          7.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to the Company:  Fractal Design Corporation
                              5550 Scotts Valley Drive
                              Scotts Valley, California  95066
                              Attn: President and Chief Executive Officer

          With a copy  to:    Venture Law Group
                              2800 Sand Hill Road

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                             Menlo Park, California 94025
                             Attn:  James Brock, Esq.

          If to the Stockholder:    To the address for notice set forth on the
                                    last page hereof.

          With a copy to:    Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Attn:  Jeffrey D. Saper, Esq.
                                    Marty Korman, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

          7.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              FRACTAL DESIGN CORPORATION

                              By:
                                  -----------------------------------------

                              Title:
                                    ---------------------------------------


                              STOCKHOLDER:

                              By:
                                  -----------------------------------------

                              Stockholder's Address for Notice:

                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------
                                      Shares of Common Stock Beneficially Owned:
                                ----







                        ***METATOOLS VOTING AGREEMENT***

                                   EXHIBIT A

                               IRREVOCABLE PROXY


     The undersigned stockholder of MetaTools, Inc., a Delaware corporation ("PARENT"), hereby irrevocably appoints the directors on the Board of Directors of Fractal Design Corporation, a California corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Parent beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of February 11, 1997 (the "MERGER AGREEMENT"), among Parent, Rook Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of February 11, 1997 between the Company and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of the Company entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Parent stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of (x) the amendment of Parent's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of its Common Stock by virtue of the Merger, (y) the issuance of shares of such Common Stock by virtue of the Merger and (z) any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of (x) the amendment of Parent's Certificate of Incorporation to increase its authorized share capital to allow for the issuance of shares of its Common Stock by virtue of the Merger, (y) the issuance of shares of such Common Stock by virtue of the Merger and (z) any matter that could reasonably be expected to facilitate the Merger. The undersigned stockholder may vote the Shares on all other matters.

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

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:    February 11, 1997

     Signature of Stockholder:
                               --------------------------------------
     Print Name of Stockholder:
                                -------------------------------------
                          Shares of Common Stock Beneficially Owned
     ---------------------



                             ***METATOOLS PROXY***

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